UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 10, 2014

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 10, 2014, Redbird Gas Storage LLC ("Redbird"), a wholly owned subsidiary of Martin Operating Partnership L.P. (the "Operating Partnership") entered into a Purchase and Sale Agreement (the "Purchase Agreement") with Energy Capital Partners I, LP, Energy Capital Partners I-A, LP, Energy Capital Partners I-B IP, LP and Energy Capital Partners I (Cardinal IP), LP (together, "ECP") to acquire all of ECP's outstanding Category A membership interests of Cardinal Gas Storage Partners LLC ("Cardinal") (the "Transaction"). Total consideration for the Transaction, which has been approved by the applicable representatives of all parties, will be approximately $120.0 million, subject to certain post-closing adjustments. At closing, the Operating Partnership is expected to pay off approximately $270.0 million in net debt related to project level financings currently in place at Cardinal.

The Purchase Agreement contains customary representations, warranties and agreements by Redbird and ECP and customary conditions to closing. The closing of the Transaction is expected to occur in the third quarter of 2014, subject to satisfaction of closing conditions.

The Purchase Agreement also contains indemnification obligations of both Redbird and ECP, and other covenants and obligations of the parties, including a parent guarantee to be provided by the Operating Partnership. The Purchase Agreement contains certain termination rights for Redbird and ECP, including, among others, the right to terminate if the Transaction is not completed by February 6, 2015.

The preceding summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. In the event of any discrepancy between the preceding summary and the text of the Purchase Agreement, the text of the Purchase Agreement shall control.

The Purchase Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide factual information about Redbird or ECP and should not be relied on by any other person or entity for any purposes. The Purchase Agreement contains representations and warranties that each of the parties have made to each other as of specific dates and to evidence their agreement on various issues. The assertions and other statements or disclosures embodied in those representations and warranties were made solely for purposes of the contract between such parties and may be subject to important qualifications and limitations or other factors agreed to by each such party in connection with the negotiated terms, which qualifications and limitations are not necessarily reflected in the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors or may have been used for purposes of allocating risk between each party rather than establishing matters as fact. Based on the foregoing, you should not rely on the representations, warranties and disclosures included in the Purchase Agreement as statements of factual information.

Item 7.01	Regulation FD Disclosure

On August 11, 2014, the Partnership issued a press release announcing that Redbird and ECP had entered into the Purchase Agreement. A copy of the press release is furnished as an exhibit to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be "furnished" and not deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

The audited consolidated financial statements of Cardinal for the three years ended December 31, 2013, 2012 and 2011, including the independent auditor’s report of PricewaterhouseCoopers LLP thereon, are incorporated herein by reference to the Partnership’s Form 10-K/A for the year ended December 31, 2013, filed on March 28, 2014.

The unaudited consolidated financial statements of Cardinal for the three and six months ended June 30, 2014 and 2013. See Exhibit 99.2.

(b)   Pro Forma Financial Information.

Unaudited pro forma consolidated and condensed financial information. See Exhibit 99.3.

(c)  Exhibits

Exhibit
Number	Description
10.1	Purchase and Sale Agreement of Membership Interests of ECP, dated as of August 10, 2014, by and between ECP and Redbird.
99.1	Press Release dated August 11, 2014
99.2	Unaudited Consolidated and Condensed Financial Statements of Cardinal
99.3	Unaudited Pro Forma Consolidated and Condensed Financial Information
23.1	Consent of PricewaterhouseCoopers LLP

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC,
Its General Partner

Date: August 12, 2014                By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President, Treasurer and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Purchase and Sale Agreement of Membership Interests of ECP, dated as of August 10, 2014, by and between ECP and Redbird.
99.1	Press Release dated August 11, 2014
99.2	Unaudited Consolidated and Condensed Financial Statements of Cardinal
99.3	Unaudited Pro Forma Consolidated and Condensed Financial Information
23.1	Consent of PricewaterhouseCoopers LLP

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